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                                 EXHIBIT 23.4

                       CONSENT OF PRICE WATERHOUSE LLP,
              INDEPENDENT AUDITORS OF MINERAL KING BANCORP, INC.
                       PREVIOUSLY MERGED INTO REGISTRANT
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Form S-4 Registration Statement of ValliCorp Holdings, Inc. pertaining to its proposed merger with Auburn Bancorp of our report dated February 10, 1994, with respect to the consolidated financial statements of Mineral King Bancorp and its subsidiary which appears in the Annual Report on Form 10-K of ValliCorp Holdings, Inc. for the year ended December 31, 1995.



/s/ PRICE WATERHOUSE LLP
Los Angeles, California
June 14, 1996